SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – September 9, 2009 (September 2, 2009)

DOUBLE EAGLE HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-22991	87-0460247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

7633 E 63rd Place, Suite 220, Tulsa, OK  74133
(Address of principal executive offices) (Zip Code)

(918) 461-1667
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 -	MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01:	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)  On September 2, 2009, the Board of Directors of the Registrant dismissed Moore & Associates Chartered ("Moore"), its independent registered public accounting firm.  On the same date, September 2, 2009, the independent registered public accounting firm of Seale and Beers, CPAs was engaged by our Board of Directors as our new independent registered public accountants.  None of the reports of Moore on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained it our Form 10-K for the fiscal year ended September 30, 2008 contained a going concern qualification in our audited financial statements.

During the registrant's two most recent fiscal years and the subsequent interim period thereto, there were no disagreements with Moore, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

On September 2, 2009, we were advised that on August 27, 2009 the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Moore because of violations of PCAOB rules and quality control standards, and Section 10(b) of the Securities Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

We have requested that Moore furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  Moore informed the registrant that, upon the advice of counsel, Moore would not be providing a letter in connection with this Current Report.

(b)  On September 2, 2009, the registrant engaged Seale and Beers, CPAs as its independent accountant.  We have not, during the two most recent fiscal years and the interim periods preceding the engagement, consulted Seale and Bears, CPAs regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC.

By /s/ M.E. "Hank" Durschlag
M.E. "Hank" Durschlag, Chief Executive Officer

Date:   September 9, 2009